EXHIBIT 24.1

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on March 15, 2019.

LILIS ENERGY, INC.
By: /s/Joseph C. Daches
Name: Joseph C. Daches
Title: President, Chief Financial Officer and Treasurer
(principal financial and accounting officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph C. Daches and Ronald D. Ormand, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S- 3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date
/s/ Ronald D. Ormand Ronald D. Ormand	Executive Chairman of the Board & Chief Executive Officer (Principal Executive Officer)	March 15, 2019
/s/ Joseph C. Daches Joseph C. Daches	President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 15, 2019
/s/ Mark Christensen Mark Christensen	Director	March 15, 2019
/s/ Nuno Brandolini Nuno Brandolini	Director	March 15, 2019
/s/ R. Glenn Dawson R. Glenn Dawson	Director	March 15, 2019
/s/ David Wood David Wood	Director	March 15, 2019
/s/ John Johanning John Johanning	Director	March 15, 2019
/s/ Markus Specks Markus Specks	Director	March 15, 2019
/s/ Michael G. Long Michael G. Long	Director	March 15, 2019
/s/ Nicholas Steinsberger Nicholas Steinsberger	Director	March 15, 2019